FOR IMMEDIATE RELEASE

CONTACTS:
JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO
(540) 951-6236   jrakes@nbbank.com
DAVID K. SKEENS, TREASURER & CFO
(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS
INCREASED NET INCOME FOR FIRST THREE QUARTERS OF 2011

BLACKSBURG, VA, OCTOBER 13, 2011:  National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today announced that it had net income of nearly $4.51 million in the third quarter of 2011, an increase of 12.81% over the nearly $4.0 million reported for the same period of 2010.  The financial holding company posted net income of $12.75 million for the nine months ended September 30, 2011, up by $987 thousand, or 8.39%, when compared with net income for the first nine months in 2010.  Basic net income per share for the third quarter of 2011 was $0.65, and it was $0.58 for the third quarter last year.  For the first nine months of 2011, basic net income per share was $1.84, up from $1.70 per share for 2010.  Total loans at September 30, 2011 were at $597.38 million, slightly higher than the $583.61 million in total loans at the end of the third quarter in 2010.  National Bankshares had total assets of $1.04 billion at September 30, 2011, up 6.07% from total assets of $982.45 million at September 30, 2010.  For the nine months ended September 30, 2011, the Company reported that the return on average assets was 1.66% compared to 1.60% for the nine months ended September 30, 2010, and the return on average equity was 12.62% compared to 12.32% for the nine months ended September 30, 2010.

National Bankshares’ Chairman, President & CEO James G. Rakes said, “With interest rates remaining stable through the third quarter, we have been able to keep the net interest margin at a good level.  This in turn has led to an increase in net interest income.”  Mr. Rakes continued, “While we remain vigilant on containing controllable costs, we continue to balance the increased regulatory burden with its related costs to our operations with the need to serve our customers and offer them the best products and services possible.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 offices throughout Southwest Virginia.  National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.”  Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements
Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc. and Subsidiaries
Consolidated Balance Sheet
(Unaudited)

($ in thousands, except for per share data)	September 30, 2011	September 30, 2010	December 31, 2010
Assets
Cash and due from banks	$12,530	$12,540	$9,858
Interest-bearing deposits	69,902	55,367	69,400
Federal funds sold	---	---	---
Securities available for sale	180,126	154,980	184,907
Securities held to maturity	138,148	127,480	131,000
Total securities	318,274	282,460	315,907
Mortgage loans held for sale	1,108	1,732	2,460
Loans:
Real estate construction loans	47,346	48,908	46,169
Real estate mortgage loans	169,827	173,753	173,533
Commercial and industrial loans	298,816	269,620	269,818
Consumer loans	81,392	91,328	87,868
Total loans	597,381	583,609	577,388
Less: unearned income and deferred fees	(965)	(975)	(945)
Loans, net of unearned income and deferred fees	596,416	582,634	576,443
Less: allowance for loan losses	(8,719)	(7,794)	(7,664)
Loans, net	587,697	574,840	568,779
Bank premises and equipment, net	10,328	10,608	10,470
Accrued interest receivable	6,359	6,000	6,016
Other real estate owned	1,759	3,026	1,723
Intangible assets	10,730	11,814	11,543
Other assets	23,435	24,060	26,082
Total assets	$1,042,122	$982,447	$1,022,238

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$140,609	$125,877	$131,540
Interest-bearing demand deposits	381,571	316,820	365,040
Savings deposits	59,395	55,695	55,800
Time deposits	312,660	343,464	332,203
Total deposits	894,235	841,856	884,583
Other borrowed funds	---	---	---
Accrued interest payable	207	304	257
Other liabilities	5,860	7,673	8,211
Total liabilities	900,302	849,833	893,051

Stockholders' Equity
Preferred stock of no par value. Authorized 5,000,000 shares; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,937,974 shares at September 30, 2011, 6,933,474 at September 30, 2010 and 6,933,474 at December 31, 2010	8,672	8,667	8,667
Retained earnings	132,638	122,612	123,161
Accumulated other comprehensive gains (losses), net	510	1,335	(2,641)
Total stockholders' equity	141,820	132,614	129,187
Total liabilities and stockholders' equity	$1,042,122	$982,447	$1,022,238

National Bankshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2011		September 30, 2010		September 30, 2011	September 30, 2010
($ in thousands, except for per share data)
Interest Income
Interest and fees on loans		$9,184		$9,284	$27,386	$27,720
Interest on federal funds		---		---	---	---
Interest on interest-bearing deposits		37		36	104	85
Interest on securities - taxable		1,740		1,325	5,115	4,234
Interest on securities - nontaxable		1,616		1,642	4,912	4,835
Total interest income		12,577		12,287	37,517	36,874

Interest Expense
Interest on time deposits of $100,000 or more		485		855	1,551	2,695
Interest on other deposits		1,797		1,871	5,456	5,860
Interest on borrowed funds		---		---	---	---
Total interest expense		2,282		2,726	7,007	8,555
Net interest income		10,295		9,561	30,510	28,319
Provision for loan losses		643		710	2,196	2,209
Net interest income after provision for loan losses		9,652		8,851	28,314	26,110

Noninterest Income
Service charges on deposit accounts		692		706	1,952	2,192
Other service charges and fees		57		63	174	214
Credit card fees		805		745	2,365	2,171
Trust income		264		316	817	846
Bank-owned life insurance		189		197	559	558
Other income		125		72	293	215
Realized securities gains (losses), net		(3)		2	(7)	(1)
Total noninterest income		2,129		2,101	6,153	6,195

Noninterest Expense
Salaries and employee benefits		2,834		2,695	8,561	8,205
Occupancy and furniture and fixtures		349		451	1,207	1,419
Data processing and ATM		416		414	1,289	1,120
FDIC assessment		353		273	1,049	805
Credit card processing		639		588	1,871	1,680
Intangibles and goodwill amortization		271		270	813	812
Net costs of other real estate owned		52		120	281	180
Franchise taxes		162		241	619	722
Other operating expenses		811		774	2,306	2,364
Total noninterest expense		5,887		5,826	17,996	17,307
Income before income tax expense		5,894		5,126	16,471	14,998
Income tax expense		1,385		1,129	3,722	3,236
Net income		$4,509		$3,997	$12,749	$11,762

Basic net income per share		$0.65		$0.58	$1.84	$1.70
Fully diluted net income per share		$0.65		$0.58	$1.83	$1.69
Weighted average outstanding number of common shares
Basic		6,937,947		6,933,474	6,936,100	6,933,474
Diluted		6,945,174		6,942,919	6,951,155	6,947,460
Dividends declared per share		---		---	$0.48	$0.44
Dividend payout ratio		---		---	26.11	25.94
Book value per share	$	---	$	---	$20.44	$19.13

Key Ratios and Other Data
(Unaudited)

	Three Months Ended		Nine Months Ended
Average Balances	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Cash and due from banks	$11,709	$11,732	$11,807	$11,404
Interest-bearing deposits	57,402	61,389	56,998	49,658
Securities available for sale	191,763	155,602	189,298	160,326
Securities held to maturity	134,519	129,416	133,160	127,659
Mortgage loans held for sale	647	1,918	618	1,181
Gross loans	593,544	584,510	589,074	587,312
Loans, net	583,960	575,921	579,827	578,978
Intangible assets	10,886	11,969	11,155	12,238
Total assets	1,032,823	990,306	1,025,778	983,981
Total deposits	887,218	852,021	883,309	848,223
Other borrowings	---	---	---	---
Stockholders' equity	138,767	130,535	135,069	127,613
Interest-earning assets	973,705	928,140	966,796	921,431
Interest-bearing liabilities	749,626	727,328	749,332	726,559

Financial ratios
Return on average assets	1.75%	1.60%	1.66%	1.60%
Return on average equity	13.03%	12.15%	12.62%	12.32%
Net interest margin	4.64%	4.50%	4.62%	4.54%
Net interest income - fully taxable equivalent	$11,259	$10,530	$33,405	$31,260
Efficiency ratio	43.96%	46.05%	45.49%	46.21%
Average equity to average assets	13.44%	13.18%	13.17%	12.97%

Allowance for loan losses
Beginning balance	$8,494	$7,553	$7,664	$6,926
Provision for losses	643	710	2,196	2,209
Charge-offs	(446)	(488)	(1,205)	(1,459)
Recoveries	28	19	64	118
Ending balance	$8,719	$7,794	$8,719	$7,794

Asset Quality Data
(Unaudited)

Nonperforming assets	September 30, 2011	September 30, 2010
Nonaccrual loans	$1,263	$7,639
Nonaccrual restructured loans	3,081	---
Total nonperforming loans	4,344	7,639
Other real estate owned	1,759	3,026
Total nonperforming assets	$6,103	$10,665
Accruing restructured loans	$5,524	---
Loans 90 days or more past due	$340	$533

Asset quality ratios

Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	1.02%	1.82%
Allowance for loan losses to total loans	1.46%	1.34%
Allowance for loan losses to nonperforming loans	200.71%	102.03%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.06%	0.09%